Laser-Pacific Media Corporation
809 N. Cahuenga Blvd.
Hollywood, California  90038



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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 18, 2002

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     NOTICE IS HEREBY GIVEN that the 2002 annual  meeting of  stockholders  (the
"Annual Meeting") of Laser-Pacific Media Corporation (the "Company") will be held at Laser-Pacific Media Corporation's sound facility located at, 823 Seward Street, Hollywood, CA 90038 at 3:00 p.m. local time, on June 18, 2002, to consider and vote on the following matters, as more fully described in the attached Proxy Statement:

1. To elect five persons to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, and

2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The names of the nominees to the Board of Directors and other information is set forth in the attached Proxy Statement, which is part of this Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on May 3, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Management sincerely hopes that you will attend the Annual Meeting. However, in order to ensure your representation at the Annual Meeting, you are requested to promptly complete, sign and date the enclosed proxy and return it in the postage-prepaid envelope provided, whether or not you expect to attend the Annual Meeting in person. The prompt return of your proxy will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you decide to attend the Annual Meeting.

     The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2001 accompanies this Notice of Annual Meeting of Stockholders.


                                            By order of the Board of Directors


                                            Robert McClain
                                            Secretary

                                            Hollywood, California
                                            May 13, 2002